Exhibit 99.1

Hercules Capital Gains Additional Liquidity for New Investments with Approval of Third SBA License

New SBA Funding Source Further Strengthens Access to Long-Term Capital

PALO ALTO, Calif., October 28, 2020 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the largest and leading specialty financing provider to innovative venture, growth and established stage companies backed by some of the leading and top-tier venture capital and select private equity firms, today announced it received agency committee approval by the U.S. Small Business Administration (SBA) for a third Small Business Investment Company (SBIC) license. The SBIC license was issued following final action by the SBA Administrator. This additional license has a 10-year term and will provide up to $175 million of fixed-rate capital for investment.

The SBIC program represents a valuable partnership between the SBA, Hercules, and the private sector economy. The new access to capital will fund needed liquidity to technology and life sciences growth companies that qualify under the SBIC program. Under the program structure, Hercules will gain access to up to $175 million of capital through the SBA debenture program, in addition to its planned regulatory capital commitment of $87.5 million to the SBIC subsidiary which will be used for investment purposes, subject to the issuance of a capital commitment by the SBA and customary procedures. Similar to its two prior SBIC licenses, Hercules' borrowings under its third SBIC license will be exempt from the 150 percent asset coverage requirement as required by U.S. Securities and Exchange Commission (SEC), because of its existing exemptive order granted by the SEC.

“We are very pleased to have been approved for our third SBIC license which will enable us to continue to fund the needs of many innovative technology and life sciences companies seeking growth capital financing which is particularly important in the current economic environment,” said Scott Bluestein, chief executive officer and chief investment officer of Hercules. “This third license will provide us with favorable long-term financing, further enhancing our already strong liquidity position in a cost-effective manner,” added Seth Meyer, chief financial officer of Hercules.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $10.5 billion to over 500 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under ticker symbol HTGC. In addition, Hercules has two retail bond issuances of 5.25% Notes due 2025 (NYSE: HCXZ) and 6.25% Notes due 2033 (NYSE: HCXY).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules’ most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

650-433-5578

mhara@htgc.com